Exhibit 99.1

Federated Investors, Inc. Reports Third Quarter 2018 Earnings

•	Q3 2018 EPS of $0.59 up 5 percent from $0.56 in Q3 2017

•	Managed assets reach a record $437 billion with completion of Hermes acquisition

•	Board declares $0.27 per share quarterly dividend
(PITTSBURGH, Pa., Oct. 25, 2018) — Federated Investors, Inc. (NYSE: FII), one of the nation's largest investment managers, today reported earnings per diluted share (EPS) of $0.59 for Q3 2018, compared to $0.56 for the same quarter last year on net income of $59.6 million for Q3 2018 compared to $56.4 million for Q3 2017. Federated reported EPS of $1.57 for both YTD 2018 and 2017 on YTD 2018 net income of $158.8 million compared to $159.5 million of net income for the same period last year. The results in this press release include the acquisition of Hermes Fund Managers Limited (Hermes), beginning July 1, 2018.
Federated's YTD 2018 results include a $27.2 million pre-tax net expense, representing $0.21 per diluted share net of tax, primarily from entering into two foreign exchange derivative instruments used to eliminate exposure to fluctuations in the British pound sterling in preparation for the Q3 2018 Hermes acquisition payment. In addition, Federated has incurred $9.9 million and $12.7 million for Q3 2018 and YTD 2018, respectively, in transaction-related costs directly attributable to the Hermes acquisition.
Federated's total managed assets were a record $437.2 billion at Sept. 30, 2018 with the completion of the Hermes acquisition, up $73.5 billion or 20 percent from $363.7 billion at Sept. 30, 2017 and up $57.5 billion or 15 percent from $379.7 billion at June 30, 2018. Total average managed assets for Q3 2018 were $433.9 billion, up $73.4 billion or 20 percent from $360.5 billion reported for Q3 2017 and up $47.9 billion or 12 percent from $386.0 billion reported for Q2 2018.
"Hermes incorporates environmental, social and governance factors into a wide range of actively managed strategies and stewardship services," said J. Christopher Donahue, president and chief executive officer. "Hermes and Federated are off to an exciting and promising start together. With demand for ESG investing on the rise, we look forward to Hermes' continued growth as we begin to offer Hermes' strategies to U.S. investors."
Federated's board of directors declared a dividend of $0.27 per share. The dividend is payable on Nov. 15, 2018 to shareholders of record as of Nov. 8, 2018. During Q3 2018, Federated purchased 276,982 shares of Federated class B common stock for $5.9 million.
Federated's equity assets were a record $84.1 billion at Sept. 30, 2018, primarily due to the inclusion of $25.7 billion of Hermes' assets. Equity assets were up $22.4 billion or 36 percent from $61.7 billion at Sept. 30, 2017 and up $26.1 billion or 45 percent from $58.0 billion at June 30, 2018. Top-selling equity funds during Q3 2018 on a net basis were Federated MDT Small Cap Core Fund, Federated Kaufmann Small Cap Fund, Federated MDT Small Cap Growth Fund, Federated MDT Mid Cap Growth Fund and Hermes SDG Engagement Equity Fund.
Federated's fixed-income assets were a record $65.4 billion at Sept. 30, 2018, primarily resulting from the inclusion of $2.8 billion of Hermes' assets. Fixed-income assets were up $12.7 billion or 24 percent from $52.7 billion at Sept. 30, 2017 and up

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Federated Reports Q3 2018 Earnings	Page 2 of 12

$4.0 billion or 7 percent from $61.4 billion at June 30, 2018. Top-selling fixed-income funds during Q3 2018 on a net basis were Federated Ultrashort Bond Fund, Federated Institutional High Yield Bond Fund, Federated Short-Term Income Fund, Federated Floating Rate Strategic Income Fund and Federated Total Return Bond Fund.
Money market assets were $264.2 billion at Sept. 30, 2018, up $20.4 billion or 8 percent from $243.8 billion at Sept. 30, 2017 and up $9.0 billion or 4 percent from $255.2 billion at June 30, 2018. Money market fund assets were $183.0 billion at Sept. 30, 2018, up $5.1 billion or 3 percent from $177.9 billion at Sept. 30, 2017 and up $10.3 billion or 6 percent from $172.7 billion at June 30, 2018. Federated's money market separate account assets were $81.3 billion at Sept. 30, 2018, up $15.3 billion or 23 percent from $66.0 billion at Sept. 30, 2017 and down $1.3 billion or 2 percent from $82.6 billion at June 30, 2018.
Financial Summary
Q3 2018 vs. Q3 2017
Revenue increased $30.3 million or 11 percent primarily due to the consolidation of Hermes' revenue. This increase was partially offset by a decrease in revenue due to the adoption of the new revenue recognition accounting standard and higher voluntary fee waivers for certain money market funds for competitive purposes.
During Q3 2018, Federated derived 66 percent of its revenue from long-term assets (45 percent from equity assets, 15 percent from fixed-income assets, and 6 percent from alternative/private markets and multi-asset), 33 percent from money market assets, and 1 percent from sources other than managed assets.
Operating expenses increased $37.1 million or 20 percent primarily due to the consolidation of Hermes' expenses. This increase was partially offset by a decrease in distribution expense due to the adoption of the new revenue recognition accounting standard and a change in the mix of average money market fund assets.
Q3 2018 vs. Q2 2018
Revenue increased $52.6 million or 21 percent and operating expenses increased $51.5 million or 29 percent primarily due to the consolidation of Hermes.
Nonoperating income (expenses), net increased $30.9 million primarily due to a loss recorded in Q2 2018 from two foreign currency forward derivative instruments entered into in connection with the Hermes acquisition (FX Forward Loss).
YTD 2018 vs. YTD 2017
Revenue increased $3.8 million primarily due to the consolidation of Hermes revenue. This increase was significantly offset by a decrease in revenue due to the adoption of the new revenue recognition accounting standard, a change in the mix of average money market assets and a previously disclosed Q1 2017 change in a customer relationship.
For the first nine months of 2018, Federated derived 63 percent of its revenue from long-term assets (42 percent from equity assets, 16 percent from fixed-income assets, and 5 percent from alternative/private markets and multi-asset), and 37 percent from money market assets.
Operating expenses increased by $12.2 million or 2 percent primarily due to the consolidation of Hermes' expenses. This increase was partially offset by a decrease in expense due to the adoption of the new revenue recognition accounting standard and a change in the mix of average money market fund assets.
Nonoperating (expenses) income, net decreased $36.1 million due primarily to the FX Forward Loss. In addition, investment income, net decreased due to a decrease in the market value of investments, primarily from securities held by consolidated

Federated Reports Q3 2018 Earnings	Page 3 of 12

investment companies, and fewer gains realized from the redemption of investments in the nine-month period ended Sept. 30, 2018 as compared to the same period in 2017.
Federated's level of business activity and financial results are dependent upon many factors, including market conditions, investment performance and investor behavior. These factors and others, including asset levels and mix, product sales and redemptions, market appreciation or depreciation, revenues, currency fluctuations, fee waivers, acquisitions, expenses and regulatory changes, can significantly impact Federated's business activity levels and financial results. Risk factors and uncertainties that can influence Federated's financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).
Federated will host an earnings conference call at 9 a.m. Eastern on Oct. 26, 2018. Investors are invited to listen to Federated's earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed online in real time via the About Federated section of FederatedInvestors.com. A replay will be available from approximately 12:30 p.m. Eastern Oct. 26, 2018 until Nov. 2, 2018 by calling 877-481-4010 (domestic) or 919-882-2331 (international) and entering access code 37820. An online replay will be available via FederatedInvestors.com for one year.
Federated Investors, Inc. is one of the largest investment managers in the United States, managing $437.2 billion in assets as of Sept. 30, 2018. With 129 funds and a variety of separately managed account options, Federated provides comprehensive investment management to more than 9,600 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 6 percent of equity fund managers in the industry, the top 8 percent of money market fund managers and the top 11 percent of fixed-income fund managers1. Federated also ranks as the seventh-largest separately managed accounts manager2. Information regarding Hermes is available at Hermes-Investment.com. An analyst presentation that includes information about Hermes also is available. For more information, visit FederatedInvestors.com.
###
1) Strategic Insight, Sept. 30, 2018. Based on assets under management in open-end funds.
2) Money Management Institute/Dover Financial Research, Q2 2018.
Federated Securities Corp. is distributor of the Federated funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling, Federated MDTA LLC, Hermes Investment Management Limited and Hermes European Equities Limited, each a registered investment adviser.
Certain statements in this press release, such as those related to growth expectations, anticipated product or strategy offerings, the level of fee waivers and expenses incurred by the company, performance, investor preferences and demand, asset flows and mix, customer relationships, acquisitions, integration and expenses constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  Other risks and uncertainties include the ability of the company to anticipate when products or strategies will be ready to be offered, predict the level of fee waivers and expenses in future quarters, sustain product demand, and asset flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior.  Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the SEC.  As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q3 2018 Earnings	Page 4 of 12

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q3 2017 to Q3 2018	Quarter Ended	% Change Q2 2018 to Q3 2018
	Sept. 30, 2018	Sept. 30, 2017		June 30, 2018
Revenue
Investment advisory fees, net	$217,036	$184,886	17%	$168,127	29%
Administrative service fees, net—affiliates	49,855	47,461	5	48,370	3
Other service fees, net	41,725	45,968	(9)	39,496	6
Total Revenue	308,616	278,315	11	255,993	21

Operating Expenses
Compensation and related	103,092	72,454	42	74,147	39
Distribution	72,153	84,838	(15)	69,446	4
Professional service fees	13,535	6,948	95	9,278	46
Systems and communications	12,213	7,992	53	7,751	58
Office and occupancy	9,332	7,293	28	7,365	27
Travel and related	4,622	3,258	42	3,523	31
Advertising and promotional	4,502	2,345	92	3,237	39
Other	7,269	4,497	62	489	NM
Total Operating Expenses	226,718	189,625	20	175,236	29
Operating Income	81,898	88,690	(8)	80,757	1

Nonoperating Income (Expenses)
Investment income, net	1,199	3,556	(66)	1,377	(13)
Debt expense	(1,602)	(1,250)	28	(1,431)	12
Other, net	2,240	1	NM	(28,974)	(108)
Total Nonoperating Income (Expenses), net	1,837	2,307	(20)	(29,028)	(106)
Income before income taxes	83,735	90,997	(8)	51,729	62
Income tax provision[1]	21,741	33,756	(36)	13,062	66
Net income including the noncontrolling interests in subsidiaries	61,994	57,241	8	38,667	60
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	2,386	802	198	(155)	NM
Net Income	$59,608	$56,439	6%	$38,822	54%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[2]
Basic and diluted	$0.59	$0.56	5%	$0.38	55%
Weighted-average shares outstanding
Basic	96,664	97,128		97,193
Diluted	96,664	97,129		97,194
Dividends declared per share	$0.27	$0.25		$0.27
1) Sept. 30, 2018 and June 30, 2018 reflect a lower effective tax rate primarily due to the enactment of the Tax Cuts and Jobs Act of 2017 (Tax Act).
2) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the "two-class method." As such, total net income of $2.8 million, $2.2 million and $1.5 million available to unvested restricted Federated shareholders and, to a lesser extent, unvested shareholders of a nonpublic consolidated subsidiary for the quarterly periods ended Sept. 30, 2018, Sept. 30, 2017 and June 30, 2018, respectively, was excluded from the computation of earnings per share.

Federated Reports Q3 2018 Earnings	Page 5 of 12

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Nine Months Ended
	Sept. 30, 2018	Sept. 30, 2017	% Change
Revenue
Investment advisory fees, net	$559,429	$545,525	3%
Administrative service fees, net—affiliates	147,248	139,763	5
Other service fees, net	121,784	139,324	(13)
Total Revenue	828,461	824,612	0

Operating Expenses
Compensation and related	255,613	217,226	18
Distribution	214,098	262,371	(18)
Professional service fees	32,443	20,141	61
Systems and communications	28,397	24,258	17
Office and occupancy	24,238	21,805	11
Advertising and promotional	10,967	8,396	31
Travel and related	10,967	9,150	20
Other	9,412	10,591	(11)
Total Operating Expenses	586,135	573,938	2
Operating Income	242,326	250,674	(3)

Nonoperating (Expenses) Income
Investment income, net	3,294	11,707	(72)
Debt expense	(4,363)	(3,534)	23
Other, net	(26,877)	(32)	NM
Total Nonoperating (Expenses) Income, net	(27,946)	8,141	(443)
Income before income taxes	214,380	258,815	(17)
Income tax provision[1]	53,713	95,888	(44)
Net income including the noncontrolling interests in subsidiaries	160,667	162,927	(1)
Less: Net income attributable to the noncontrolling interests in subsidiaries	1,906	3,396	(44)
Net Income	$158,761	$159,531	0%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[2]
Basic and diluted	$1.57	$1.57	0%
Weighted-average shares outstanding
Basic	97,013	97,521
Diluted	97,014	97,522
Dividends declared per share	$0.79	$0.75
1) Sept. 30, 2018 reflects a lower effective tax rate primarily due to the enactment of the Tax Act.

2)
Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $6.7 million and $6.3 million available to unvested restricted Federated shareholders and, to a lesser extent, unvested shareholders of a nonpublic consolidated subsidiary for the nine months ended Sept. 30, 2018 and Sept. 30, 2017, respectively, was excluded from the computation of earnings per share.

Federated Reports Q3 2018 Earnings	Page 6 of 12

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	Sept. 30, 2018	Dec. 31, 2017
Assets
Cash and other investments	$157,059	$369,538
Other current assets	114,563	67,736
Intangible assets, net, including goodwill	1,160,824	736,915
Other long-term assets	91,211	57,221
Total Assets	$1,523,657	$1,231,410

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$164,301	$128,849
Long-term debt	160,000	170,000
Other long-term liabilities	179,248	141,183
Redeemable noncontrolling interests	192,744	30,163
Equity excluding treasury stock	1,121,518	1,039,947
Treasury stock	(294,154)	(278,732)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,523,657	$1,231,410

Federated Reports Q3 2018 Earnings	Page 7 of 12

Unaudited Changes in Long-Term Assets - By Asset Class
(in millions)	Quarter Ended			Nine Months Ended
	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017	Sept. 30, 2018	Sept. 30, 2017
Equity
Beginning assets	$57,973	$58,830	$60,404	$62,816	$56,759
Sales[1]	3,757	2,731	2,570	9,681	9,131
Redemptions[1]	(5,288)	(5,078)	(3,078)	(15,624)	(11,586)
Net redemptions[1]	(1,531)	(2,347)	(508)	(5,943)	(2,455)
Net exchanges	(11)	202	(52)	64	(53)
Acquisition-related	24,700	0	0	24,700	287
Market gains and losses[2]	3,012	1,288	1,877	2,506	7,183
Ending assets	$84,143	$57,973	$61,721	$84,143	$61,721

Fixed Income
Beginning assets	$61,435	$62,205	$52,436	$64,160	$51,314
Sales[1]	5,163	4,755	3,587	14,826	11,778
Redemptions[1]	(4,418)	(4,934)	(3,897)	(15,946)	(12,415)
Net sales (redemptions)[1]	745	(179)	(310)	(1,120)	(637)
Net exchanges	2	(207)	53	(78)	(73)
Acquisition-related	2,732	0	0	2,732	148
Market gains and losses[2]	455	(384)	522	(325)	1,949
Ending assets	$65,369	$61,435	$52,701	$65,369	$52,701

Alternative / Private Markets
Beginning assets	$292	$343	$443	$366	$458
Sales[1]	757	15	22	813	94
Redemptions[1]	(674)	(44)	(49)	(785)	(177)
Net sales (redemptions)[1]	83	(29)	(27)	28	(83)
Net exchanges	(2)	(2)	1	(3)	58
Acquisition-related[3]	18,509	0	0	18,509	0
Market gains and losses[2]	(261)	(20)	(10)	(279)	(26)
Ending assets	$18,621	$292	$407	$18,621	$407

Multi-asset
Beginning assets	$4,730	$4,843	$5,011	$5,014	$5,164
Sales[1]	120	126	110	374	371
Redemptions[1]	(211)	(229)	(274)	(675)	(909)
Net redemptions[1]	(91)	(103)	(164)	(301)	(538)
Net exchanges	4	(2)	(8)	2	(21)
Acquisition-related	45	0	0	45	0
Market gains and losses[2]	102	(8)	159	30	393
Ending assets	$4,790	$4,730	$4,998	$4,790	$4,998

Total Long-term Assets
Beginning assets	$124,430	$126,221	$118,294	$132,356	$113,695
Sales[1]	9,797	7,627	6,289	25,694	21,374
Redemptions[1]	(10,591)	(10,285)	(7,298)	(33,030)	(25,087)
Net redemptions[1]	(794)	(2,658)	(1,009)	(7,336)	(3,713)
Net exchanges	(7)	(9)	(6)	(15)	(89)
Acquisition-related[3]	45,986	0	0	45,986	435
Market gains and losses[2]	3,308	876	2,548	1,932	9,499
Ending assets	$172,923	$124,430	$119,827	$172,923	$119,827
1) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.

3)	Acquisition-related includes $8.4 billion of assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.

Federated Reports Q3 2018 Earnings	Page 8 of 12

Unaudited Changes in Long-Term Assets - By Asset Class and Product Type
(in millions)
	Quarter Ended
	Sept. 30, 2018
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds[2]	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds[2]	Separate Accounts[1]
Beginning assets	$31,699	$26,274	$39,877	$21,558	$292	$0	$4,521	$209	$76,389	$48,041
Sales	2,447	1,310	3,878	1,285	723	34	120	0	7,168	2,629
Redemptions	(3,047)	(2,241)	(3,883)	(535)	(270)	(404)	(205)	(6)	(7,405)	(3,186)
Net (redemptions) sales	(600)	(931)	(5)	750	453	(370)	(85)	(6)	(237)	(557)
Net exchanges	(9)	(2)	3	(1)	(2)	0	4	0	(4)	(3)
Acquisition-related	11,131	13,569	1,565	1,167	10,823	7,686	45	0	23,564	22,422
Market gains and losses[3]	1,357	1,655	377	78	(109)	(152)	100	2	1,725	1,583
Ending assets	$43,578	$40,565	$41,817	$23,552	$11,457	$7,164	$4,585	$205	$101,437	$71,486

	Nine Months Ended
	Sept. 30, 2018
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds[2]	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds[2]	Separate Accounts[1]
Beginning assets	$33,008	$29,808	$41,144	$23,016	$366	$0	$4,783	$231	$79,301	$53,055
Sales	5,763	3,918	11,817	3,009	779	34	374	0	18,733	6,961
Redemptions	(8,283)	(7,341)	(12,668)	(3,278)	(381)	(404)	(654)	(21)	(21,986)	(11,044)
Net (redemptions) sales	(2,520)	(3,423)	(851)	(269)	398	(370)	(280)	(21)	(3,253)	(4,083)
Net exchanges	65	(1)	(77)	(1)	(3)	0	2	0	(13)	(2)
Acquisition-related	11,131	13,569	1,565	1,167	10,823	7,686	45	0	23,564	22,422
Market gains and losses[3]	1,894	612	36	(361)	(127)	(152)	35	(5)	1,838	94
Ending assets	$43,578	$40,565	$41,817	$23,552	$11,457	$7,164	$4,585	$205	$101,437	$71,486

1)
Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products. For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

2)	Acquisition-related includes $8.4 billion of assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.

3)
Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.

Federated Reports Q3 2018 Earnings	Page 9 of 12

Unaudited Changes in Long-Term Assets - By Product Type
(in millions)	Quarter Ended			Nine Months Ended
	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017	Sept. 30, 2018	Sept. 30, 2017
Total Fund Assets
Beginning assets	$76,389	$76,999	$78,105	$79,301	$75,665
Sales	7,168	5,609	4,699	18,733	15,529
Redemptions	(7,405)	(6,947)	(5,566)	(21,986)	(18,430)
Net redemptions	(237)	(1,338)	(867)	(3,253)	(2,901)
Net exchanges	(4)	(7)	(6)	(13)	(33)
Acquisition-related[1]	23,564	0	0	23,564	435
Market gains and losses[2]	1,725	735	1,723	1,838	5,789
Ending assets	$101,437	$76,389	$78,955	$101,437	$78,955

Total Separate Accounts Assets[3]
Beginning assets	$48,041	$49,222	$40,189	$53,055	$38,030
Sales[4]	2,629	2,018	1,590	6,961	5,845
Redemptions[4]	(3,186)	(3,338)	(1,732)	(11,044)	(6,657)
Net redemptions[4]	(557)	(1,320)	(142)	(4,083)	(812)
Net exchanges	(3)	(2)	0	(2)	(56)
Acquisition-related	22,422	0	0	22,422	0
Market gains and losses[2]	1,583	141	825	94	3,710
Ending assets	$71,486	$48,041	$40,872	$71,486	$40,872

Total Long-term Assets[3]
Beginning assets	$124,430	$126,221	$118,294	$132,356	$113,695
Sales[4]	9,797	7,627	6,289	25,694	21,374
Redemptions[4]	(10,591)	(10,285)	(7,298)	(33,030)	(25,087)
Net redemptions[4]	(794)	(2,658)	(1,009)	(7,336)	(3,713)
Net exchanges	(7)	(9)	(6)	(15)	(89)
Acquisition-related[1]	45,986	0	0	45,986	435
Market gains and losses[2]	3,308	876	2,548	1,932	9,499
Ending assets	$172,923	$124,430	$119,827	$172,923	$119,827

1)	Acquisition-related includes $8.4 billion of assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.
2) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
3) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.

4)	For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Reports Q3 2018 Earnings	Page 10 of 12

Unaudited Managed Assets (in millions)	Sept. 30, 2018	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017
By Asset Class
Equity	$84,143	$57,973	$58,830	$62,816	$61,721
Fixed-income	65,369	61,435	62,205	64,160	52,701
Alternative / private markets[1]	18,621	292	343	366	407
Multi-asset	4,790	4,730	4,843	5,014	4,998
Total long-term assets	172,923	124,430	126,221	132,356	119,827
Money market	264,233	255,247	265,944	265,214	243,840
Total Managed Assets	$437,156	$379,677	$392,165	$397,570	$363,667

By Product Type
Funds:
Equity	$43,578	$31,699	$31,507	$33,008	$32,637
Fixed-income	41,817	39,877	40,529	41,144	41,142
Alternative / private markets[1]	11,457	292	343	366	407
Multi-asset	4,585	4,521	4,620	4,783	4,769
Total long-term assets	101,437	76,389	76,999	79,301	78,955
Money market	182,966	172,671	182,437	185,536	177,865
Total Fund Assets	$284,403	$249,060	$259,436	$264,837	$256,820
Separate Accounts:
Equity	$40,565	$26,274	$27,323	$29,808	$29,084
Fixed-income	23,552	21,558	21,676	23,016	11,559
Alternative / private markets	7,164	0	0	0	0
Multi-asset	205	209	223	231	229
Total long-term assets	71,486	48,041	49,222	53,055	40,872
Money market	81,267	82,576	83,507	79,678	65,975
Total Separate Account Assets	$152,753	$130,617	$132,729	$132,733	$106,847
Total Managed Assets	$437,156	$379,677	$392,165	$397,570	$363,667
1) Alternative/private markets at Sept. 30, 2018 includes $8.4 billion of fund assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.

Federated Reports Q3 2018 Earnings	Page 11 of 12

Unaudited Average Managed Assets	Quarter Ended
(in millions)	Sept. 30, 2018	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017
By Asset Class
Equity	$84,262	$58,818	$61,555	$62,140	$60,782
Fixed-income	64,750	61,648	63,538	64,280	52,559
Alternative / private markets[1]	18,504	319	355	397	425
Multi-asset	4,805	4,824	4,979	5,000	4,992
Total long-term assets	172,321	125,609	130,427	131,817	118,758
Money market	261,571	260,371	267,546	250,197	241,749
Total Avg. Managed Assets	$433,892	$385,980	$397,973	$382,014	$360,507

By Product Type
Funds:
Equity	$43,473	$31,911	$32,680	$32,829	$32,179
Fixed-income	41,501	40,199	41,022	41,169	40,896
Alternative / private markets[1]	11,109	319	355	397	425
Multi-asset	4,598	4,604	4,749	4,771	4,768
Total long-term assets	100,681	77,033	78,806	79,166	78,268
Money market	179,562	175,885	181,856	176,918	174,358
Total Avg. Fund Assets	$280,243	$252,918	$260,662	$256,084	$252,626
Separate Accounts:
Equity	$40,789	$26,907	$28,875	$29,311	$28,603
Fixed-income	23,249	21,449	22,516	23,111	11,663
Alternative / private markets	7,395	0	0	0	0
Multi-asset	207	220	230	229	224
Total long-term assets	71,640	48,576	51,621	52,651	40,490
Money market	82,009	84,486	85,690	73,279	67,391
Total Avg. Separate Account Assets	$153,649	$133,062	$137,311	$125,930	$107,881
Total Avg. Managed Assets	$433,892	$385,980	$397,973	$382,014	$360,507
1) Alternative/private markets for the quarter ended Sept. 30, 2018 includes $8.2 billion of fund assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.

Federated Reports Q3 2018 Earnings	Page 12 of 12

Unaudited Average Managed Assets	Nine Months Ended
(in millions)	Sept. 30, 2018	Sept. 30, 2017
By Asset Class
Equity	$68,212	$59,627
Fixed-income	63,312	52,178
Alternative / private markets[1]	6,393	456
Multi-asset	4,869	5,083
Total long-term assets	142,786	117,344
Money market	263,162	243,879
Total Avg. Managed Assets	$405,948	$361,223

By Product Type
Funds:
Equity	$36,022	$31,938
Fixed-income	40,907	40,511
Alternative / private markets[1]	3,928	456
Multi-asset	4,650	4,864
Total long-term assets	85,507	77,769
Money market	179,100	176,467
Total Avg. Fund Assets	$264,607	$254,236
Separate Accounts:
Equity	$32,190	$27,689
Fixed-income	22,405	11,667
Alternative / private markets	2,465	0
Multi-asset	219	219
Total long-term assets	57,279	39,575
Money market	84,062	67,412
Total Avg. Separate Account Assets	$141,341	$106,987
Total Avg. Managed Assets	$405,948	$361,223
1) Alternative/Private Markets for the nine months ended Sept. 30, 2018 includes $2.7 billion of fund assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.